EXHIBIT 16.1

Stan J.H. Lee, CPA

2160 North Central Rd Suite 203 * Fort Lee *

NJ 07024 P.O. Box 436402* San Diego * CA 92143-

619-623-7799 * Fax 619-564-3408 * stan2u@gmail.com

August 27,2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549-7561

Commissioners:

We have read the  paragraphs  pertaining to Stan Jeong-Ha Lee, CPA, included in Item 4.01 of Form 8-K dated  August 27, 2013,  of  Three Shades For Everybody, Inc. ("the Company),  to be filed with the  Securities  and Exchange  Commission and are in agreement with the statements concerning our firm in those paragraphs.

Sincerely,

 /s/ Stan Jeong-Ha Lee

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Stan Jeong-Ha Lee, CPA